EXHIBIT 23.01

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Swank, Inc.
Attleboro, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-23914) of Swank, Inc. of our report dated February 20, 2003 (except for the matter discussed in Note M as to which the date is April 17, 2003), relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP

Boston, Massachusetts
April 21, 2003